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                                                                  Exhibit 23.9


                         CONSENT TO BE NAMED AS A DIRECTOR


   I hereby consent to be named as a person who will become a director of Navigant International, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.001, of the Company.

Dated: May 1, 1998                            /s/ D. Craig Young
                                              --------------------------------
                                              D. Craig Young